Exhibit 99.1

ANALOGIC CORPORATION 8 CENTENNIAL DRIVE PEABODY, MA 01960	NEWS RELEASE

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations & Corporate Marketing

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the

Second Quarter Ended January 31, 2011

PEABODY, MA (March 10, 2011) – Analogic Corporation (Nasdaq:ALOG), a leading provider of medical imaging and aviation security technology, today announced results for its second quarter ended January 31, 2011.

Operating highlights during the second quarter included:

•	Revenue of $117.3 million, up 15% from Q2 2010

•	Reported diluted EPS of $0.42

•	Non-GAAP diluted EPS of $0.53

•	Positive cash flow from operations of $7.1 million

•	Completed previously announced OEM ultrasound transducer product line acquisition, which contributed revenue of $2.1 million during the quarter

Revenue for the second fiscal quarter ended January 31, 2011, totaled $117.3 million, compared with first quarter revenue of $103.8 million and the prior fiscal year’s second quarter revenue of $101.5 million. Reported net income from continuing operations for the second quarter of fiscal 2011 was $5.3 million, or $0.42 per diluted share. This compares with $1.4 million, or $0.11 per diluted share, in the first quarter, and $3.9 million, or $0.31 per diluted share, for the prior year’s second quarter. Non-recurring accounting items related to the transducer product line acquisition added $0.06 to diluted earnings per share in the second quarter of fiscal 2011.

Non-GAAP net income from continuing operations for the second quarter was $6.7 million, or $0.53 per diluted share, compared with $5.5 million, or $0.44 per diluted share, in the first quarter, and $5.7 million, or $0.45 per diluted share, for the prior year’s second quarter. A reconciliation of reported to non-GAAP results is included as an attachment to this press release.

Jim Green, president and CEO, commented, “Our business continues to demonstrate solid top-line results in spite of reduced shipments in our Security business this quarter. In our Medical Imaging business, we saw increased demand across our product lines, with strong growth in sales of our CT subsystems and digital mammography detectors. In Ultrasound, sales in the U.S. grew significantly as we see the effects of our domestic sales channel investment, despite weakness in Europe and in certain distributor markets.

Segment Revenue

Revenue from our Medical Imaging segment was $82.3 million for the second quarter of fiscal 2011, up $10.9 million from the first quarter and up $18.4 million over the prior year’s second quarter. Revenue growth was driven by growth across our product lines, with notable increases in CT, Digital Mammography, and OEM ultrasound transducer products. During the second quarter we acquired an OEM ultrasound transducer product line, which generated $2.1 million of sales during the quarter.

Our Ultrasound segment revenue was $24.6 million for the second quarter of fiscal 2011, up $3.5 million from the first quarter and down $0.3 million from the prior year. Ultrasound product revenue was up sequentially due to normal seasonality and growth in the U.S., and down slightly year over year due primarily to an unfavorable foreign currency impact, as well as a slowdown in Europe and certain distributor markets.

Security Technology segment revenue was $10.4 million for the second quarter of fiscal 2011, down $0.9 million from the first quarter and down $2.4 million from a year earlier. Quarterly revenue fluctuations reflect the timing of bridge orders from our OEM customer due to the Transportation Security Administration’s deployment of a new procurement process.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “ believes,” “ anticipates,” “ plans,” “ expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Thursday, March 10, at 5:00 p.m. (ET) to discuss the second quarter results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and presentation materials related to the quarterly financial information will be posted on the Company’s website at investor.analogic.com. The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) April 11, 2011. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 40215343. A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) Monday, April 11, 2011.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic (Nasdaq:ALOG), headquartered in Peabody, Mass., is a high-technology company that designs and manufactures advanced medical imaging and security systems and subsystems sold to original equipment manufacturers (OEMs) and end users in the healthcare and homeland security markets. We are recognized worldwide for advancing state-of-the-art technology in the areas of computed tomography (CT), magnetic resonance imaging (MRI), digital mammography, ultrasound, and automatic explosives detection for airport security. Our OEM customers incorporate our technology into systems that they in turn sell for various medical and security applications. We also sell our ultrasound products directly to clinical end-user markets through our direct worldwide sales force under the brand name BK Medical. For more information, visit www.analogic.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended
	January 31, 2011	October 31, 2010	January 31, 2010
Net revenue:
Product	$111,315	$96,689	$98,619
Engineering	$5,938	7,133	2,914

Total net revenue	117,253	103,822	101,533

Cost of sales:
Product	70,596	59,056	60,007
Engineering	5,848	5,747	3,505

Total cost of sales	76,444	64,803	63,512

Gross profit	40,809	39,019	38,021

Operating expenses:
Research and product development	14,769	13,904	12,133
Selling and marketing	10,716	9,608	9,387
General and administrative	9,320	9,747	10,379
Restructuring	(134)	3,562	764

Total operating expenses	34,671	36,821	32,663

Income from operations	6,138	2,198	5,358

Other income (expense):
Interest income	188	218	149
Other, net	(100)	(276)	(274)

Total other income (expense), net	88	(58)	(125)

Income from continuing operations before income taxes	6,226	2,140	5,233
Provision for income taxes	930	759	1,346

Income from continuing operations	5,296	1,381	3,887
Income (loss) from discontinued operations (net of tax)	—	289	(263)
Gain on disposal of discontinued operations (net of tax)	—	924	—

Net income	$5,296	$2,594	$3,624

Basic net income (loss) per share:
Income from continuing operations	$0.42	$0.11	$0.31
Income (loss) from discontinued operations, net of tax	—	0.02	(0.02)
Gain on disposal of discontinued operations, net of tax	—	0.08	—

Basic net income per share	$0.42	$0.21	$0.29

Diluted net income (loss) per share:
Income from continuing operations	$0.42	$0.11	$0.31
Income (loss) from discontinued operations, net of tax	—	0.02	(0.02)
Gain on disposal of discontinued operations, net of tax	—	0.07	—

Diluted net income per share	$0.42	$0.20	$0.29

Dividends declared per share	$0.10	$0.10	0.10
Weighted-average shares outstanding:
Basic	12,574	12,623	12,574
Diluted	12,655	12,677	12,593

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)
	January 31, 2011	July 31, 2010
Assets:
Cash and cash equivalents	$162,595	$169,254
Accounts receivable, net	81,293	74,211
Inventories	101,660	86,060
Other current assets	20,632	21,972
Current assets of discontinued operations	—	299

Total current assets	366,180	351,796
Property, plant, and equipment, net	78,626	69,403
Other assets	56,372	55,367
Non-current assets of discontinued operations	—	9,210

Total Assets	$501,178	$485,776

Liabilities and Stockholders’ Equity:
Accounts payable	$38,423	$23,868
Accrued liabilities	32,439	33,103
Advanced payments and deferred revenue	8,957	8,888
Accrued income taxes	—	2,917
Deferred income tax liabilities	252	—
Current liabilities of discontinued operations	—	1,293

Total current liabilities	80,071	70,069

Long-term liabilities	8,938	6,665

Stockholders’ equity	412,169	409,042

Total Liabilities and Stockholders’ Equity	$501,178	$485,776

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF REPORTED (GAAP) TO NON-GAAP MEASURES

We provide non-GAAP gross profit, operating expenses, income from operations, income from continuing operations, diluted earnings per share from continuing operations, net income and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Acquisition Related Gains and Expenses

We incur amortization of intangibles and other expenses related to acquisitions we have made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition. During the three months ended January 31, 2011, our results included accounting items related to an acquisition of an OEM ultrasound transducer and probe product line. The acquisition accounting items included a bargain purchase gain (i.e. the acquired assets exceeded the amount to be paid for the acquisition) of $1,042,000 recorded in general and administrative expenses within operating income. We believe the exclusion of this gain and acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring

During the three months ended October 31, 2010, we initiated a plan to reduce our work force by 104 employees worldwide as we continue to streamline our operations and consolidate our Denmark and Canton, MA manufacturing operations into our existing U.S. facilities. The total cost, including severance and personnel related costs, was $3,562,000 and was recorded as an operating expense during the three months ended October 31, 2010. We reduced restructuring charges by $134,000 in the three months ended January 31, 2011. During the three months ended January 31, 2010, we reduced our work force by 17 employees worldwide. The total cost, including severance and personnel related costs, was $764,000 and was recorded as an operating expense during the three months ended January 31, 2010.

Gain on Sale of Hotel

During the first quarter of fiscal year 2011, we sold our hotel business and recorded an after-tax gain on sale of the hotel business of $924,000, or $0.07 per diluted share. This gain has been presented as a non-GAAP item as management believes it is not associated with the on-going operations of the business.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended
	January 31, 2011	October 31, 2010	January 31, 2010

Gross Profit, As Reported	$40,809	$39,019	$38,021
Share-based compensation expense	166	118	81
Acquisition related expenses	660	282	282

Non-GAAP Gross Profit	$41,635	$39,419	$38,384

Percentage of Total Net Revenue	35.5%	38.0%	37.8%

Operating Expenses, As Reported	$34,671	$36,821	$32,663
Share-based compensation expense	(2,606)	(1,664)	(1,202)
Restructuring	134	(3,562)	(764)
Acquisition related gains and expenses	568	(451)	(451)

Non-GAAP Operating Expenses	$32,767	$31,144	$30,246

Percentage of Total Net Revenue	27.9%	30.0%	29.8%

Income From Operations, As Reported	$6,138	$2,198	$5,358
Share-based compensation expense	2,772	1,782	1,283
Restructuring	(134)	3,562	764
Acquisition related gains and expenses	92	733	733

Non-GAAP Income From Operations	$8,868	$8,275	$8,138

Percentage of Total Net Revenue	7.6%	8.0%	8.0%

Income From Continuing Operations Before Income Taxes, As Reported	$6,226	$2,140	$5,233
Share-based compensation expense	2,772	1,782	1,283
Restructuring	(134)	3,562	764
Acquisition related gains and expenses	92	733	733

Non-GAAP Income From Continuing Operations Before Income Taxes	$8,956	$8,217	$8,013

Percentage of Total Net Revenue	7.6%	7.9%	7.9%

Income From Continuing Operations, As Reported	$5,296	$1,381	$3,887
Share-based compensation expense	1,833	1,206	857
Restructuring	(120)	2,474	492
Acquisition related gains and expenses	(325)	465	483

Non-GAAP Income From Continuing Operations	$6,684	$5,526	$5,719

Percentage of Total Net Revenue	5.7%	5.3%	5.6%

Diluted Net Income Per Share From Continuing Operations, As Reported	$0.42	$0.11	$0.31
Effect of non-GAAP adjustments	0.11	0.33	0.14

Non-GAAP Diluted Net Income Per Share From Continuing Operations	$0.53	$0.44	$0.45

Net Income, As Reported	$5,296	$2,594	$3,624
Share-based compensation expense	1,833	1,206	857
Restructuring	(120)	2,474	492
Acquisition related gains and expenses	(325)	465	483
Gain on sale of discontinued operation	—	(924)	—

Non-GAAP Net Income	$6,684	$5,815	$5,456

Percentage of Total Net Revenue	5.7%	5.6%	5.4%

Diluted Net Income Per Share, As Reported	$0.42	$0.20	$0.29
Effect of non-GAAP adjustments	0.11	0.26	0.14

Non-GAAP Diluted Net Income Per Share	$0.53	$0.46	$0.43